    As filed with the Securities and Exchange Commission on January 11, 2002
                                                 Registration No. 333___________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                               DURECT CORPORATION
             (Exact name of Registrant as specified in its charter)

            Delaware                                             94-3297098
(State or other jurisdiction of                               (I.R.S. Employer
incorporation on or organization)                            Identification No.)

                                 10240 Bubb Road
                               Cupertino, CA 95014
                    (Address of Principal Executive Offices)
                             _______________________

                Southern BioSystems, Inc. 1993 Stock Option Plan
    Southern Research Technologies, Inc. 1995 Nonqualified Stock Option Plan
                            (Full title of the plans)
                             _______________________

                                 James E. Brown
                             Chief Executive Officer
                               DURECT Corporation
                                 10240 Bubb Road
                               Cupertino, CA 95014
                     (Name and address of agent for service)

                                 (408) 777-1417
          (Telephone number, including area code, of agent for service)
                             _______________________

                                    Copy to:
                                  Mark B. Weeks
                                 Stephen B. Thau
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

               (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                                       Proposed          Proposed
                                                                        maximum          maximum         Amount of
      Title of each class of securities            Amount to be     offering price      aggregate       registration
               to be registered                   registered(1)        per share      offering price        fee
--------------------------------------------------------------------------------------------------------------------
Southern BioSystems, Inc. 1993 Stock Option Plan
   Common Stock, $0.0001 par value ............... 118,396 Shares     $10.99(2)       $1,301,172.04       $310.98

Southern Research Technologies, Inc. 1995
   Nonqualified Stock Option Plan Common Stock,
   $0.0001 par value .............................  73,402 Shares     $10.99(2)       $  806,687.98       $192.80

                  TOTAL                            191,798 Shares                     $2,107,860.02       $503.78
--------------------------------------------------------------------------------------------------------------------

_______________________

(1) This registration statement shall also cover any additional shares of common stock which become issuable under any of the plans being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act (the "Securities Act") solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based on the average of the high and low sale price of the common stock as reported on The Nasdaq National Market on January 7, 2002.

     The contents of the Registration Statement on Form S-8 filed by the issuer on May 18, 2001, file number 333-61244, are incorporated by reference. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective.
================================================================================
                            [Signature Pages Follow]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on January 11, 2002.

                                   DURECT Corporation

                                   By:   /s/ James E. Brown
                                         ---------------------------------------
                                         James E. Brown
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James E. Brown and Thomas A. Schreck, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                           Title                                      Date
  ---------                           -----                                      ----

  /s/ James E. Brown                  President, Chief Executive Officer and     January 11, 2002
  -------------------------           Director (Principal Executive Officer)
  James E. Brown


  /s/ Felix Theeuwes                  Chairman and Chief Scientific Officer      January 11, 2002
  -------------------------
  Felix Theeuwes


  /s/ Thomas A. Schreck               Chief Financial Officer and Director       January 11, 2002
  ---------------------               (Principal Financial and
  Thomas A. Schreck                    Accounting Officer)


  /s/ James R. Butler                 Director                                   January 11, 2002
  -------------------
  James R. Butler


  /s/ John L. Doyle                   Director                                   January 11, 2002
  -----------------
  John L. Doyle


  /s/ Matthew V. McPherron            Director                                   January 11, 2002
  ------------------------
  Matthew V. McPherron


  /s/ Armand P. Neukermans            Director                                   January 11, 2002
  ------------------------
  Armand P. Neukermans


  /s/ Albert L. Zesiger               Director                                   January 11, 2002
  ---------------------
  Albert L. Zesiger

                                INDEX TO EXHIBITS

   Exhibit
   Number
   ------

     5.1       Opinion of Venture Law Group, A Professional Corporation
    23.1 Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).

    23.2       Consent of Ernst & Young LLP, Independent Auditors.

    24.1       Powers of Attorney (see signature page).